Exhibit 99.2

Contact: Jim Stark, 972-819-0900, jstark@efji.com

EFJ, Inc. Anticipates Significant Revenue and Profit Growth

Issues 2007 Guidance

Irving, TX – March 7, 2006 – EFJ, Inc. (NASDAQ: EFJI) today announced its 2007 fiscal year guidance. “We are projecting revenues in the range of $185 to $195 million for EFJ, Inc., stated Michael E. Jalbert, EFJ, Inc. chairman and chief executive officer. “We anticipate a record year for 2007 with double digit revenue growth and significant improvement in profitability. Our optimism for revenue growth is derived from our 2007 beginning backlog of $136.5 million and first quarter announced orders totaling $11.3 million.”

“We believe our 2007 operating income will be in the range of $7 to $10 million. Our future goal is to achieve operating margins of 10-12%,” Jalbert said.

EFJ, Inc. also anticipates the following non-cash items in 2007: approximately $5.5 million of depreciation and amortization and approximately $2.3 million of non-cash expense related to the Company’s adoption of accounting for stock based compensation.

About EFJ, Inc.

EFJ, Inc. is the Irving, Texas based parent company to industry-leading secure wireless and private wireless solution businesses. EFJ, Inc. is home to 3e Technologies International; a leading provider of FIPS validated wireless data infrastructure and software with interoperable security; the EFJohnson Company, one of the first developers of Project 25 mobile communications products and solutions; and Transcrypt International, a leader in secure solutions to protect sensitive voice communications. For more information, visit http://www.efji.com.

Conference Call and Web Cast

The Company announced on February 14, 2007 that it has scheduled an investor conference call for today, March 7, 2007, at 9:00 a.m. Eastern Time. The call will be available via 800-500-0177. Participants are urged to call in to the conference call at least 10 minutes prior to the start time. Replays of the call will be available starting at 12:00 Noon Eastern Time on Wednesday, March 7, 2007 and continuing until 12:00 Midnight Monday March 12, 2007. The replay number is 888-203-1112, and the reservation number is 8411871. The call will be accessible via webcast at www.vcall.com by clicking EFJI under “Today’s VCalls.” Investors are advised to go to the website at least 15 minutes prior to the call to register, download and install any necessary audio software. The call will be archived for 30 days.

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Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations on revenues, revenue growth, improvements in profitability, operating margin, operating margin improvements and related timing of these improvements, long-term operating goals, anticipated depreciation and amortization, anticipated capital expenditures, anticipated non-cash stock expenses, and the anticipated utilization of our tax net operating loss carry-forwards. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward-looking statements due to a number of risk factors including, but not limited to, the progress of the 800 MHz reconfiguration program, the percentage of backlog which is filled during a period, the level of demand for the Company’s products and services, the timely procurement of necessary manufacturing components, the timing of future product development, the success of our transfer of our manufacturing to our outsource partners, the actual operational expense experienced, dependence on continued funding of governmental agency programs, the Company’s ability to efficiently and cost effectively integrate and operate the acquired business of 3eTI, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended December 31, 2006. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

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